UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 16, 2026

Oaktree Acquisition Corp. III Life Sciences

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42383	98-1799512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

+1 (213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	OACCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OACC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	OACCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Postponement of General Meeting to October 23, 2026

On October 2, 2026, Oaktree Acquisition Corp. III Life Sciences (“OAC”) filed a definitive proxy statement (the “Extension Proxy Statement”) for an extraordinary general meeting in lieu of an annual meeting of its shareholders to be held on October 16, 2026 (the “General Meeting”) to consider and act upon a proposal to extend the date by which OAC must complete an initial business combination (a “Business Combination”). On October 16, 2026, the extension committee of the board of directors of OAC (the “Board”) approved the postponement of the General Meeting, prior to the time at which it was scheduled to be held, to October 23, 2026 (such meeting, the “Rescheduled General Meeting”) in order to permit further solicitation and vote of proxies.

The Rescheduled General Meeting will be held on October 23, 2026, at 10:00 a.m., Eastern Time, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, NY 10022, and via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. If you wish to attend the Rescheduled General Meeting in person, you must reserve your attendance by contacting OAC’s Chief Executive Officer at info@oaktreeacquisitioncorp.com by 10:00 a.m., Eastern Time, on October 21, 2026. You will be able to attend the Rescheduled General Meeting online, vote and submit your questions by visiting https://www.cstproxy.com/oac-iii/2026.

The record date for the Rescheduled General Meeting remains the close of business on September 22, 2026, as fixed by the Board in accordance with OAC’s amended and restated memorandum and articles of association (the “Articles”), and only holders of record of Ordinary Shares (as defined in the Extension Proxy Statement) on that date are entitled to notice of, and to vote at, the Rescheduled General Meeting. This report constitutes notice to shareholders of the postponement of the General Meeting in accordance with the Articles. Proxies previously submitted for the General Meeting will remain valid and will be voted at the Rescheduled General Meeting unless properly revoked, and shareholders who have already voted do not need to take any further action unless they wish to change their vote.

Until the Rescheduled General Meeting, shareholders may continue to make a request to withdraw their redemption of Class A ordinary shares by contacting OAC’s transfer agent, Continental Stock Transfer & Trust Company, at spacredemptions@continentalstock.com.

WE URGE YOU TO CAREFULLY READ THE ABOVE INFORMATION TOGETHER WITH THE EXTENSION PROXY STATEMENT FOR ADDITIONAL INFORMATION REGARDING THE RESCHEDULED GENERAL MEETING PRIOR TO CASTING YOUR VOTE AT THE RESCHEDULED GENERAL MEETING.

The Extension Proxy Statement that was made available to you is also accompanied by OAC’s Annual Report on Form 10-K for the year ended December 31, 2025. Each of such documents is also available on the SEC’s website, at: http://www.sec.gov, or upon written or oral request. If you would like additional copies of such materials or if you have questions about the proposals to be presented at the Rescheduled General Meeting, you should contact OAC in writing at Oaktree Acquisition Corp. III Life Sciences, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. To obtain timely delivery of such documents, you must request them no later than five business days before the date of the Rescheduled General Meeting, or no later than October 16, 2026.

If you have questions about the proposals, would like additional copies of any of the proxy materials, or need to obtain proxy cards or other information related to the proxy solicitation, you may also contact Sodali & Co, the proxy solicitor for OAC, by calling (800) 662-5200 (toll-free), or banks and brokers can call (203) 658-9400 or by emailing OACC.info@investor.sodali.com. You will not be charged for any of the documents that you request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2026	OAKTREE ACQUISITION CORP. III LIFE SCIENCES

	By:	/s/ Zaid Pardesi
	Name:	Zaid Pardesi
	Title:	Chief Executive Officer

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